UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.

INDEX

Item 1.01	Entry into a Material Definitive Agreement – Not Applicable

Item 1.02	Termination of a Material Definitive Agreement – Not Applicable

Item 1.03	Bankruptcy or Receivership – Not Applicable

Item 2.01	Acquisition or Disposition of Assets – Not Applicable

Item 2.02	Results of Operations and Financial Condition – Not Applicable

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant – Not Applicable

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Not Applicable

Item 2.05	Costs Associated with Exit or Disposal Activities – Not Applicable

Item 2.06	Material Impairments – Not Applicable

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing – Not Applicable

Item 3.02	Unregistered Sales of Equity Securities – Not Applicable

Item 3.03	Material Modifications to Rights of Security Holders – Not Applicable

Item 4.01	Changes in Registrant’s Certifying Accountant – Not Applicable

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – Not Applicable

Item 5.01	Changes in Control of Registrant – Not Applicable

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers – Not Applicable

Item 5.03	Amendment to Articles of Incorporation or By Laws; Change in Fiscal Year – Not Applicable

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable

Item 7.01	Regulation FD Disclosure – Not Applicable

Item 8.01	Other Events –

On February 1, 2006 Bank of Smithtown (the Bank), a wholly owned subsidiary of Smithtown Bancorp, Inc., established a subsidiary known as BOS Preferred Funding Corp. (the REIT). The REIT was formed under the laws of the state of Maryland and is authorized to do business in the State of New York.

The principal business activity of the REIT is to invest, reinvest, hold, own and manage real estate assets, primarily participation interests in residential and commercial mortgage loans acquired from the Bank. The REIT will not be involved in real estate development activities. The REIT has contracted with the Bank for servicing of the REIT portfolio. The REIT will not conduct any banking operations, i.e., it will not make loans or accept deposits.

The Bank’s purpose in forming the REIT is to provide itself with a cost-effective vehicle for raising capital in the future, if and when it is appropriate, by selling preferred shares in the REIT.

The Bank made a tax-free contribution of 100% mortgage loan participation interests with an initial principal amount of $378,443,432 to the REIT in exchange for 10,000 shares of the REIT’s common stock, representing all of the common shares outstanding. The Bank may invest additional amounts in the REIT, as increases to its common share ownership, including reinvestment of some or all of the dividends it receives from the REIT.

The principal office of the REIT is at the office of the Bank located at 100 Motor Parkway, Suite 160, Hauppauge, New York 11788.

The REIT intends to manage itself in order to meet, at all times, the federal requirements for qualifying as a REIT and to conduct its activities in accordance with the rules and regulations of the NYS Banking Department.

The Board of Directors of the REIT are Anita M. Florek, John A. Romano, Robert J. Anrig and William Holland. Anita M. Florek is the Chief Financial Officer and an Executive Vice President of the Bank. She serves as Chairman of the Board for the REIT. John Romano is Chief Retail Officer and an Executive Vice President of the Bank. He serves as Secretary/Treasurer for the REIT. Robert Anrig is an Executive Vice President of the Bank. William Holland is an Assistant Vice President of the Bank.

The REIT has one “shared” employee with the Bank. Under this arrangement, the REIT shares a specified employee with the Bank and pays the Bank an appropriate shared employee fee. Additionally, the REIT has contracted with the Bank for the provision of management and administrative services to the REIT.

This report may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future results. A forward- looking statement may be identified by use of the words “believe”, “expect”, “anticipate”, “project”, “estimate”, “will be”, “will continue”, “will likely result”, or similar expressions. The Bancorp’s ability to predict results or the actual effect of future strategic plans is inherently uncertain. Factors that could have a material adverse effect on future strategic plans is inherently uncertain. Factors that could have a material adverse effect on the operations of the Bancorp and its subsidiaries include, but are not limited to, changes in : general economic conditions, interest rates, deposit flows, loan demand, competition, accounting principles and guidelines, and governmental, regulatory and technological factors affecting the Bancorp’s operations, pricing, products and services. The factors included here are not exhaustive. Other sections of this report may include additional factors that could adversely impact the Bancorp’s performance.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Bancorp undertakes no obligation to republish or revise forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated results. Investors are advised, however, to consult any further disclosures the Bancorp makes on related subjects in our reports to the Securities Exchange Commission.

Item 9.01	Financial Statements and Exhibits – Not Applicable

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 6, 2006	Smithtown Bancorp, Inc.

	By:	/s/ Anita M. Florek
Anita M. Florek
Executive Vice President